UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2021

TANGO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39485	85-1195036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Binney St, Suite 700

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 857-320-4900

BCTG Acquisition Corp.

12860 El Camino Real, Suite 300

San Diego, CA 92130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TNGX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On August 10, 2021 (the “Closing Date”), BCTG Acquisition Corp., a Delaware corporation (“BCTG”) consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of April 13, 2021 (the “Merger Agreement”), by and among BCTG, BCTG Merger Sub Inc., a Delaware corporation (“BCTG Merger Sub”) and Tango Therapeutics, Inc. (now known as Tango Therapeutics Sub, Inc.), a Delaware corporation (“Old Tango”). Prior to consummation of the Business Combination, Old Tango changed its name from “Tango Therapeutics, Inc.” to “Tango Therapeutics Sub, Inc.” and in connection with the Business Combination, BCTG changed its name to “Tango Therapeutics, Inc.” (the former name of Old Tango).

Pursuant to the Merger Agreement, on the Closing Date, BCTG Merger Sub merged with and into Old Tango (the “Merger”) with Old Tango surviving the Merger as a wholly-owned subsidiary of BCTG, and BCTG changed its name to “Tango Therapeutics, Inc.” (“New Tango”).

In accordance with the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Old Tango common stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Old Tango common stock held in treasury, which treasury shares were canceled as part of the Merger, and (ii) any shares of Old Tango common stock held by Old Tango stockholders who were entitled to and properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) was canceled and automatically converted into the right to receive approximately 0.34 of a share of New Tango common stock, par value $0.001 per share (“Common Stock”) (the “Merger Consideration”). If any shares of Old Tango Stock issued and outstanding immediately prior to the Effective Time are shares of Old Tango restricted stock, then the shares of Common Stock issued in exchange for such Old Tango restricted stock pursuant to the immediately preceding sentence shall to the same extent be unvested and subject to the same repurchase option or risk of forfeiture as in effect immediately prior to the Effective Time.

In addition, at the Effective Time, each option to purchase shares of Old Tango common stock outstanding immediately prior to the Effective Time was converted into an option to purchase Common Stock upon substantially the same terms and conditions as were in effect with respect to such option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that the exercise price and number of the Common Stock subject to such converted option was adjusted as set forth in the Merger Agreement.

Concurrently with the execution of the Merger Agreement, BCTG entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which, at the Closing (as defined herein), the PIPE Investors subscribed for and purchased an aggregate of 18,610,000 shares of Common Stock at a price of $10.00 per share for aggregate gross proceeds of $186,100,000 (the “PIPE Financing”).

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Tango Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of Tango Therapeutics, Inc. All references herein to the “Closing” refer to the closing of the transactions contemplated by the Merger Agreement (the “Transactions” or the “Business Combination”), including the Merger and the PIPE Financing.

A description of the Merger and the terms of the Merger Agreement are included in the definitive proxy statement/prospectus dated July 16, 2021 (File No.: 333-255354) (the “Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2021 in the section titled “Proposal 1—The Business Combination Proposal.”

The foregoing description of the Merger Agreement is intended as a summary, does not purport to be complete and is qualified in its entirety by the full text of Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Registration and Stockholder Rights Agreement

On the Closing Date, New Tango, BCTG Holdings, LLC, a Delaware limited liability company (“Sponsor”), certain persons and entities holding securities of New Tango, and entities receiving Common Stock pursuant to the Merger Agreement (the foregoing persons and entities, together with other persons or entities who become party to the Amended and Restated Registration and Stockholder Rights Agreement (as defined herein), collectively referred to as the “Holders”) entered into an Amended and Restated Registration and Stockholder Rights Agreement (the “Amended and Restated Registration and Stockholder Rights Agreement”), pursuant to which New Tango (i) agreed to register for resale (1) certain shares of Common Stock held by, or issuable upon exercise of options held by, the Holders and (2) any warrants, shares of capital stock or other securities of New Tango issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares specified in clause (1) (the securities in clauses (1) and (2) collectively referred to as the “Registrable Securities”) and (ii) granted certain other registration rights to the Holders.

In particular, the Amended and Restated Registration and Stockholder Rights Agreement provides for the following registration rights:

•

Shelf registration/demand registration rights. No later than 30 calendar days following the Closing Date, New Tango is required to file with the SEC, a shelf registration statement registering the resale of the Registrable Securities, and use its commercially reasonable efforts to have such registration statement declared effective by the SEC within a specified period. At any time and from time to time when an effective shelf registration statement is on file with the SEC, a Holder may request to sell all or any portion of such Holder’s Registrable Securities by means of an underwritten takedown off of the shelf registration statement, except that New Tango is only obligated to effect such underwritten shelf takedown if such offering will include Registrable Securities proposed to be sold by the requesting Holder, either individually or together with other requesting Holders, with a total offering price reasonably expected to exceed, in the aggregate, $20.0 million. Additionally, New Tango is not required to effect more than one underwritten shelf takedown in any six-month period.

•

Piggyback registration rights. Subject to exceptions for certain offerings and registration statements, if at any time, New Tango proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in connection with an offering of its equity securities or securities or other obligations exercisable or exchangeable for, or convertible into, its equity securities, either for its own account or for the account of stockholders of New Tango, the Holders are entitled to include their Registrable Securities in such registration statement.

•

Expenses and indemnification. The fees, costs and expenses of registrations pursuant to the registration rights granted to the Holders under the Amended and Restated Registration and Stockholder Rights Agreement will be borne by New Tango, except that underwriting discounts and selling commissions, brokerage fees, and certain other incremental selling expenses will be borne by the holders of the shares being registered. The Amended and Restated Registration and Shareholder Rights Agreement contains customary cross-indemnification provisions, under which New Tango is obligated to indemnify holders of Registrable Securities in the event of material misstatements or omissions in the registration statement attributable to New Tango, and holders of Registrable Securities are obligated to indemnify New Tango for material misstatements or omissions attributable to them.

Securities of New Tango shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are freely saleable under Rule 144 under the Securities Act without any volume limitations or (iii) such securities shall have ceased to be outstanding.

The Amended and Restated Registration and Stockholder Rights Agreement shall terminate on the earlier of (i) the 10th anniversary of the date of the agreement and (ii) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities.

The foregoing description of the Amended and Restated Registration and Stockholder Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Registration and Stockholder Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Lock-Up Agreements

In connection with the Merger, on August 10, 2021, the Company entered into lock-up agreements with directors, officers and certain stockholders of the Company (the “Lockup Holders”). The terms of the lock-up agreements provide for the Common Stock held by the Lockup Holders as of immediately after the Effective Time to be subject to transfer restrictions for a period of 180 days after the Closing Date, subject to certain exceptions.

The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by the full text of the form of lock-up agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Indemnification Agreements

In connection with the Merger, on August 10, 2021, New Tango entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by New Tango of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to New Tango as an officer or director, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the forms of indemnification agreement, which are attached hereto as Exhibits 10.9 and 10.10 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference into this Item 2.01.

On August 9, 2021, BCTG held a special meeting of its stockholders (the “Special Meeting”) at which the BCTG stockholders considered and adopted, among other matters, the Merger Agreement. On August 10, 2021, the parties to the Merger Agreement consummated the Transactions.

Prior to the Special Meeting, holders of 1,106,814 shares of BCTG’s common stock exercised their right to redeem such shares for cash at a price of approximately $10.00 per share for aggregate payments of $11.1 million. At the Closing, (i) an aggregate of 55,000,000 shares of Common Stock were issued in exchange for the shares of Old Tango common stock outstanding as of immediately prior to the Effective Time and (ii) an aggregate of 18,610,000 shares of Common Stock were issued to the PIPE Investors in the PIPE Financing. Moreover, at the Closing, each equity award of Old Tango outstanding as of immediately prior to the Effective Time was exchanged for comparable equity awards of New Tango based on an implied Old Tango equity value of $550,000,000. Immediately after giving effect to the Transactions, there were 87,474,258 shares of Common Stock outstanding and 9,498,725 shares of Common Stock subject to equity awards under the 2021 Plan (as defined below). On August 11, 2021, the Common Stock began trading on the Nasdaq Capital Market under the symbol “TNGX”.

The material terms and conditions of the Merger Agreement are described in the section titled “Proposal 1 - The Business Combination Proposal,” which is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the information incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Transactions and their expected benefits, our performance following the Transactions, the success, cost and timing of our product development activities and clinical trials, the potential attributes and benefits of our product candidates, our ability to obtain and maintain regulatory approval for our product candidates and our ability to obtain funding for our operations. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Transactions. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

We are a precision oncology company leveraging our state-of-the-art target discovery platform to identify novel targets and develop new drugs directed at tumor suppressor gene loss in defined patient populations with high unmet medical need. Tumor suppressor gene loss remains a largely untouched target space specifically because these genetic events cannot be directly targeted. Empowered by recent advances in CRISPR technology, we are now able to employ a unique functional genomics approach and apply the principles of synthetic lethality to target the loss of specific tumor suppressor genes at scale. We believe this will result in establishing a sustainable pipeline optimized to deliver meaningfully clinical benefit to patients. Our novel small molecules are designed to be selectively active in cancer cells with specific tumor suppressor gene loss, killing those cancer cells while being relatively inert in normal cells. We also are extending this target space beyond the classic, cell-autonomous effects of tumor suppressor gene loss to include the discovery of novel targets that reverse the effects of tumor suppressor gene loss that prevent the immune system from recognizing and killing cancer cells (immune evasion). We believe this approach will provide the ability to deliver the deep, sustained target inhibition necessary for prolonged tumor regression and meaningful clinical benefit as a result of the unique ability of synthetic lethal targeting to spare normal cells. We believe our approach also opens possibilities of histology-agnostic treatments for patients harboring specific genome alternations, regardless of cancer type, in cases where a specific tumor suppressor gene loss is common to more than one subgroup of cancers.

Our first product candidate, TNG908, is a potent, selective, synthetic lethal, small molecule inhibitor of protein arginine methyltransferase 5 (“PRMT5”) designed to work selectively in cancer cells with an -methylthioadenosine phosphorylase (“MTAP”) deletion. MTAP-deletion occurs in approximately 10% to 15% of all human tumors, including many common cancers with high unmet need such as squamous cell lung, esophageal and bladder cancer, creating a significant therapeutic opportunity for patients. The challenge of non-synthetic lethal PRMT5 inhibitors in treating cancer is that they kill rapidly growing normal cells (bone marrow cells in particular) as effectively as cancer cells and therefore the dose needed to kill cancer cells often cannot be achieved without endangering patients. To address this problem, we designed TNG908 to be selectively active (synthetic lethal) in cancer cells that have a deletion of MTAP, which is not present in normal cells. MTAP encodes the enzyme that degrades 5’-deoxy-5’-methylthioadenosine (“MTA”), an intrinsic inhibitor of PRMT5. Deletion of MTAP is not tumor-promoting by itself but occurs as a “passenger” with deletion of the tumor suppressor gene CDKN2A. As the normal function of MTAP is to degrade MTA, MTAP deletion results in marked accumulation of MTA in cancer cells. This increase in MTA results in partial PRMT5 inhibition, creating a vulnerability that is not sufficient alone to kill tumor cells but makes them more susceptible to PRMT5 inhibition than normal cells. As PRMT5 is an essential gene, treatment with a PRMT5 inhibitor like TNG908 is sufficient to cause cancer cell death without killing normal cells. However, treatment with a non-selective PRMT5 inhibitor kills cancer cells and normal cells at approximately the same exposure, markedly limiting potential efficacy. This difference in mechanism of inhibition occurs because TNG908 binds much more efficiently to the PRMT5-MTA complex, so the increased MTA levels in MTAP-deleted cancer cells make TNG908 more potent in MTAP-deleted cancer cells than in normal cells. In our preclinical studies, TNG908 has demonstrated 15-fold greater potency in MTAP-deleted cancer cells versus normal cells. This unique selectivity of

TNG908 for MTAP-deleted cancer cells allows for the near-complete and sustained inhibition of PRMT5 needed to induce tumor cell death while sparing normal cells, including bone marrow cells which is likely responsible for the dose-limiting toxicity of non-synthetic lethal PRMT5 inhibitors currently in clinical development. In our preclinical studies, TNG908 demonstrated selectivity for MTAP-deleted tumors, anti-tumor effects in vitro and in vivo, and pharmacokinetics that, if approved, support its potential to be a highly differentiated synthetic lethal PRMT5 inhibitor. We plan to file an Investigational New Drug (“IND”) application for TNG908 in the fourth quarter of 2021 and initiate a Phase 1/2 clinical trial in the first half of 2022.

Our second product candidate has the potential to be a highly differentiated small molecule inhibitor of ubiquitin-specific protease 1 (“USP1”), a synthetic lethal target for BRCA1-mutant breast, ovarian and prostate cancer. USP1 has the potential to treat a patient population that is comparable in size to approximately half of the patient population for poly (ADP-ribose) polymerase (“PARP”) inhibitors that are effective against cancers with BRCA1 and BRCA2 mutations. BRCA1 mutations are present in approximately 15% of ovarian cancer, 5% of breast cancer, and 1% of prostate cancer. In vitro and in vivo preclinical data demonstrate potent anti-tumor activity with a lead series compound used as a single agent. Preclinical data further demonstrate that USP1 inhibition is synergistic with PARP inhibition in BRCA1 mutant cancer cell lines and murine xenograft models, providing the basis for the future clinical trials of a USP1 inhibitor both as a single agent and in combination with PARP inhibitors in BRCA1-mutant breast, ovarian and prostate cancer. We anticipate advancing a clinical candidate and filing an IND for this program in 2022.

Our third program, an undisclosed target (Target 3), exploits our platform developed to find synthetic lethal targets that reverse the immune evasion effects of tumor suppressor gene loss, in this case serine-threonine kinase 11 (“STK11”) loss-of-function mutations. STK11 loss-of-function mutations are present in approximately 20% of non-small cell lung cancers. Using our proprietary target discovery platform, we identified STK11 as a tumor suppressor gene responsible for mediating cancer cell resistance to immunotherapy when deleted (immune evasion) and then identified a novel drug target (Target 3) that reverses this effect when inhibited in preclinical studies. We expect the clinical development plan for this inhibitor in STK11-mutant lung cancer to be the first to combine the power of genetically-based patient selection and checkpoint inhibitor therapy. We anticipate advancing a clinical candidate for this target into IND-enabling studies in the second half of 2022 and filing an IND in 2023.

In October 2018, we entered into a collaboration agreement with Gilead Sciences Inc. (“Gilead”), and this collaboration was expanded in August 2020 (the “Gilead Agreement”). Our immune evasion platform is the foundation for our collaboration with Gilead. Under the Gilead Agreement, we and Gilead collaborate to identify and develop novel immune evasion targets by leveraging our proprietary functional genomics-based discovery platform. To date, Gilead has licensed two of our programs and has research-extended one program.

Our collaboration with Gilead excludes our lead program, PRMT5, as well as USP1 and our undisclosed target (Target 3) in STK11-mutant cancers. We retain the right to identify and validate targets outside the scope of our collaboration with Gilead, which includes all cell autonomous targets except those discovered in immune evasion contexts, and to develop and commercialize products directed to such targets on our own or in collaboration with third parties.

Additional information is further described in the Proxy Statement/Prospectus in the section titled “Information about Tango - Collaborations and License Agreements — Collaboration and License Agreement with Gilead Sciences.”

Our Pipeline

The following table summarizes our current portfolio of product candidates.

Our Approach

Our target discovery and drug development process, which is clinically oriented and guided by patient-focused cancer genetics to produce innovative therapies, can be summarized by the following fundamental elements:

•

A singular focus on precision oncology from target discovery through clinical development.    By identifying a target patient population, defining the tumor suppressor gene loss that characterizes those patients’ cancers and using in vitro and in vivo models that mimic the genetics of those cancer cells in our discovery platform, we concentrate discovery and clinical development paths on treatments for those patients most likely to derive meaningful clinical benefit from each new molecule.

•

Deep expertise linking cancer genetics to novel target discovery.    We have built a state-of-the-art discovery engine, based on multiple optimized CRISPR systems, advanced functional genomics and a proprietary cloud-based computational biology platform, which we refer to as TANDEM, for sophisticated analysis of our genetic and functional data, enabling integration of target biology with specific genetic alterations in cancer cells.

•

A versatile drug discovery approach.    We employ our hit-finding and medicinal chemistry expertise to identify tractable chemical matter and solve high resolution crystal structures for our novel targets as the basis for designing potent, selective molecules with the precise mechanism of action required by the target biology.

•

A unique ability to bring precision medicine to immuno-oncology.    Through our rigorous focus on cancer genetics, we have identified critical links between tumor suppressor gene loss and the ability of tumor cells to evade killing by the immune system causing immune evasion. That knowledge powers our approach to reverse the tumor-intrinsic immune evasion mechanisms driven by specific tumor suppressor gene loss in cancer cells. We plan to design clinical trials that combine the efficiency and success of genetic patient selection with a novel approach to reversing tumor-intrinsic immune evasion, which we believe could mitigate the known drawbacks of clinical trials lacking a patient selection strategy.

Our Strategy

We are pioneering novel approaches to the discovery and development of innovative precision oncology therapies. We leverage the following core strategic components, enabling bold thinking in pursuit of transformative therapies for patients with cancer:

•

Advance TNG908, the first PRMT5 inhibitor scheduled to enter the clinic that is synthetic lethal with MTAP deletion, into the clinic in multiple indications with high unmet need.    TNG908, our PRMT5 inhibitor, is currently in IND-enabling studies. We plan to file an IND in the fourth quarter of 2021 and initiate a Phase 1/2 clinical trial in the first half of 2022.

•

Advance our USP1 inhibitor program into clinical development in multiple BRCA1-mutant cancer types.    We discovered USP1 as a strong synthetic lethal target for BRCA1 loss of function. We are developing a potent, potentially differentiated molecule for the treatment of BRCA1-mutant breast, ovarian and prostate cancer. We plan to file an IND in 2022 and expect this molecule to have both single agent activity in PARPi-naïve and PARPi-resistant BRCA1 mutant cancers and to synergize with PARP inhibitors. As with PARP inhibitors, it may be possible to define additional sensitive patient populations based on the mechanism of action of USP1 inhibition.

•

Bring the first immunotherapy program within genetically-defined patients into the clinic in STK11-mutant lung cancer.    Using our innovative discovery platform, we identified and validated STK11 as a tumor suppressor gene that, when inactivated causes immune evasion, manifested clinically as checkpoint inhibitor resistance. We are pioneering the development of treatments that reverse STK11-loss mediated immune evasion. We anticipate advancing a clinical candidate for our first immune evasion target into IND-enabling studies in the second half of 2022 and filing an IND in 2023.

•

Discover and drug the next generation of precision oncology targets. We are growing our drug discovery pipeline with potentially innovative and differentiated discovery programs for multiple common genetically defined cancers. Based on evidence from multiple datasets that hundreds of synthetic lethal pairs remain to be discovered, we believe that our target discovery engine will continue to fuel our drug discovery pipeline for the foreseeable future. Based on the productivity of our discovery platform, we plan to file one new IND every 12 to 18 months and have multiple targets in discovery stage.

•

Opportunistically evaluate and maximize the value of our strategic collaboration to bring more medicines to patients, accelerate development timelines and explore combination therapy approaches for our product candidates.    Through our collaboration with Gilead, we can validate and develop multiple immune evasion targets, producing more potential drug targets than we can independently develop by accessing the expanded capabilities and global development reach of a large company. We will consider additional collaborations that could maximize the value of our pipeline through the evaluation of our product candidates in combination with compounds owned by third parties and/or through collaborations that allow us to leverage the existing infrastructure of other companies.

Our Team and Corporate History

Since our founding in 2017, we have assembled a seasoned management team with expertise in oncology research, development, regulatory affairs, medical affairs, operations, manufacturing and commercialization. Our team includes industry veterans who have collectively driven over 20 drug approvals, with prior experience at companies such as EQRx, Aligos Therapeutics, MorphoSys AG and Pfizer. We have deep expertise in the necessary scientific disciplines of cell biology, functional genomics, CRISPR technology, computational biology, and in vivo pharmacology using both conventional (CDX) and patient-derived (PDX) xenograft models. Our senior scientists lead the design and execution of experiments in close collaboration with our external partners for in vivo mouse modeling, absorption, distribution, metabolism and excretion (ADME), pharmacokinetics and pharmacodynamic analysis (PK/PD), process chemistry, scale-up and toxicology.

Our business is further described in the Proxy Statement/Prospectus in the section titled “Information about Tango” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to our business and operations and the Transactions are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Old Tango, BCTG and Old Tango and BCTG combined. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Selected Historical Consolidated Financial Information of Tango,” “Selected Historical Financial Information of BCTG” and “Summary Unaudited Pro Forma Condensed Combined Financial Data,” which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tango” and “Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations of BCTG,” each of which are incorporated herein by reference, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tango Therapeutics, Inc.” with respect to the three and six months ended June 30, 2021, which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tango— Qualitative and Quantitative Disclosures About Market Risk,” which is incorporated herein by reference. As of June 30, 2021, there have been no material changes to our market risks as disclosed in such section.

Properties

Our offices are located in Cambridge, Massachusetts and consist of approximately 22,383 square feet of leased office space. The lease is set to expire on June 30, 2026.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Common Stock immediately following consummation of the Transactions by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock immediately following the consummation of the Transactions;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group after the consummation of the Transactions.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the Closing Date. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the Closing Date or subject to restricted stock units that vest within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is 100 Binney St, Suite 700, Cambridge, MA 02142. The percentage of beneficial ownership is calculated based on 87,474,258 shares of Common Stock outstanding immediately following consummation of the Transactions.

Name and Address of Beneficial Owner	Number of Shares	%
Barbara Weber, M.D(1).	3,336,614	3.8
Daniella Beckman(2)	571,243	*
Alexis Borisy(3)	205,423	*
Lesley Calhoun(4)	95,545	*
Aaron Davis	—	—
Alan Huang, Ph.D.(5)	882,843	1.0
Reid Huber Ph.D.	—	—
Malte Peters, M.D.(6)	208,077	*
Mace Rothenberg, M.D.(7)	95,545	*
All Directors and Executive Officers as a group (nine individuals)	5,395,290	6.2
Five Percent Holders:
Funds affiliated with Boxer Capital, LLC(8)	6,973,166	8.0
BCTG Holdings, LLC(9)	6,988,450	8.0
Casdin Partners Master Fund, L.P.(10)	5,487,910	6.3

Gilead Sciences, Inc.(11)	4,854,443	5.5
Funds affiliated with Cormorant Capital(12)	4,099,184	4.7
Third Rock Ventures IV, L.P(13)	19,363,975	22.1

*	Less than one percent.
(1)	Consists of 3,090,056 shares of Common Stock and options to purchase 246,558 shares of Common Stock exercisable within 60 days of the Closing Date.
(2)	Consists of 440,785 shares of Common Stock and options to purchase 130,458 shares of Common Stock exercisable within 60 days of the Closing Date.
(3)	Consists of 131,471 shares of Common Stock and options to purchase 73,952 shares of Common Stock exercisable within 60 days of the Closing Date.
(4)	Consists of 84,929 shares of Common Stock and options to purchase 10,616 shares of Common Stock exercisable within 60 days of the Closing Date.
(5)	Consists of 630,178 shares of Common Stock and options to purchase 252,665 shares of Common Stock exercisable within 60 days of the Closing Date.
(6)	Consists of 118,901 shares of Common Stock and options to purchase 89,176 shares of Common Stock exercisable within 60 days of the Closing Date.
(7)	Consists of 84,929 shares of Common Stock and options to purchase 10,616 shares of Common Stock exercisable within 60 days of the Closing Date.
(8)

Consists of (i) with respect to Boxer Capital, LLC (“Boxer Capital”), 6,871,642 shares issued as Merger Consideration, and (2) with respect to MVA Investors, LLC (“MVA”), 101,524 shares issued as Merger Consideration. Boxer Capital, Boxer Asset Management Inc. (“Boxer Management”) and Joseph Lewis share voting and dispositive power over the shares held by Boxer Capital, and Aaron Davis has sole voting and dispositive power over the shares owned by MVA. Each of the individuals and entities listed above expressly disclaims beneficial interest of the shares listed above except to the extent of any pecuniary interest therein. The principal business address of Boxer Capital, MVA and Aaron Davis is: 12860 El Camino Real, Suite 300, San Diego, CA 92130. The principal business address of Boxer Management and Joe Lewis is: c/o Cay House P.O Box N-7776 E.P. Taylor Drive Lyford Cay, New Providence, Bahamas.

(9)

A board consisting of Aaron Davis, Christopher Fuglesang and Andrew Ellis makes voting and dispositive decisions with respect to securities owned by BCTG Holdings, LLC. Each of Aaron Davis, Christopher Fuglesang and Andrew Ellis disclaims any pecuniary interest in BCTG Holdings, LLC except to the extent of his beneficial interest in the securities owned by BCTG Holdings, LLC. Holdings presented includes 4,488,450 shares held prior to the Merger and 2,500,000 shares issued in the PIPE investment. The principal business address of BCTG Holdings, LLC is: 12860 El Camino Real, Suite 300, San Diego, CA 92130.

(10)

Represents 3,987,910 shares issued as Merger Consideration and 1,500,000 shares issued in the PIPE Financing. The general partner of Casdin Partners Master Fund, L.P. is Casdin Partners GP, LLC (“Casdin Partners GP”). Casdin Capital, LLC is the investment manager of Casdin Master Fund, L.P. Eli Casdin is the managing member of Casdin Capital, LLC and makes the sole voting and investment decisions with respect to shares held by Casdin Master Fund, L.P. The address of Casdin Capital, LLC is 1350 Avenue of the Americas, Suite 2405, New York, NY 10019

(11)	Represents 3,604,443 shares issued as Merger Consideration and 1,250,000 shares issued in the PIPE Financing.
(12)

Represents (i) 2,476,949 shares issued as Merger Consideration to Cormorant Private Healthcare Fund II, LP., (ii) 590,894 shares issued as Merger Consideration and 1,000,000 shares issued in the PIPE Financing to Cormorant Global Healthcare Master Fund, LP and (iii) 31,341 shares issued as Merger Consideration to CRMA SPV, LP. Cormorant Private Healthcare GP II, LLC (“Private GP”) is the general partner of Cormorant Private Healthcare Fund II, LP and Cormorant Global Healthcare GP, LLC (“Global GP”) is the general partner of Global Healthcare Master Fund, LP. Bihua Chen serves as the managing member of Private GP and Global GP. Cormorant Asset Management LP serves as the investment manager to CRMA SPV, LP, and Ms. Chen serves as the managing member of Cormorant Asset Management GP, LLC. Ms. Chen has sole voting and investment control over the shares held by the Cormorant Funds. Ms. Chen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of the Cormorant Funds, Global GP, Private GP, Cormorant Asset Management LP, and Ms. Chen is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(13)

Represents 19,363,975 shares issued as Merger Consideration. The general partner of Third Rock Ventures IV, L.P is Third Rock Ventures GP IV, L.P. (“TRV GP IV LP”). The general partner of TRV GP IV LP is TRV GP IV, LLC (“ TRV GP IV LLC”). Abbie Celniker, Ph.D., Robert Tepper, M.D., Craig Muir and Cary Pfeffer, M.D. are the managing members of TRV GP IV LLC who collectively make voting and investment decisions with respect to shares held by Third Rock Ventures IV, L.P. Dr. Huber is a partner at Third Rock Ventures, LLC, and a member of our board of directors. The address for each of Third Rock Ventures IV, L.P is 29 Newbury Street, Suite 401, Boston, MA 02116.

Directors and Executive Officers

New Tango’s directors and executive officers after the consummation of the Transactions are described in the Proxy Statement/Prospectus in the section titled “Management of New Tango After the Business Combination” and that information is incorporated herein by reference.

Independence of our Board of Directors

Information with respect to the independence of New Tango’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management of Tango After the Business Combination—Director Independence” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of our board of directors immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Tango After the Business Combination—Committees of New Tango’s Board” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Old Tango and the compensation of the executive officers of BCTG before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation of Tango” and “Executive Officers and Directors of BCTG—Executive Compensation,” respectively, and that information is incorporated herein by reference.

At the Special Meeting, the BCTG stockholders approved the 2021 Plan and the ESPP (as defined below). The summary of the 2021 Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal 6 - The Equity Incentive Plan Proposal” and the summary of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal 7 - The ESPP Proposal” and are each incorporated herein by reference. A copy of the full text of the 2021 Plan is attached hereto as Exhibit 10.4 and a copy of the full text of the ESPP is attached hereto as Exhibit 10.6 and are each incorporated herein by reference.

Director Compensation

Descriptions of the compensation of the directors of Old Tango and of BCTG before the consummation of the Transactions are set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation of Tango” and “Executive Officers and Directors of BCTG—Executive Compensation,” respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information about BCTG—Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Common Stock began trading on the Nasdaq Capital Market under the symbol “TNGX” on August 11, 2021. As of immediately after the Closing Date, there were approximately 200 registered holders of Common Stock.

We have not paid any cash dividends on shares of our Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion our board of the Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board may deem relevant.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale of certain unregistered securities, which is incorporated herein by reference.

Description of Company’s Securities

The description of New Tango’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities After the Business Combination” and that information is incorporated herein by reference.

Indemnification of Director and Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated by reference into this Item 2.01.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Concurrently with the execution of the Merger Agreement, BCTG entered into the Subscription Agreements with the PIPE Investors, pursuant to which, at the Closing, the PIPE Investors subscribed for and purchased an aggregate of 18,610,000 shares of Common Stock at a price of $10.00 per share for aggregate gross proceeds of $186,100,000. The shares of Common Stock issued pursuant to the Subscription Agreements (the “PIPE Financing Shares”) have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Pursuant to the Subscription Agreements, BCTG agreed that, within 30 calendar days after the Closing Date, New Tango will file with the SEC (at New Tango’s sole cost and expense) a registration statement (the “Resale Registration Statement”) registering the resale of the PIPE Financing Shares. New Tango will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day after the consummation of the Transactions (or 90th calendar day if the SEC notifies us that it will review the Resale Registration Statement) and (ii) the fifth business day after the date New Tango is notified by the SEC that the Resale Registration Statement will not be reviewed or will not be subject to further review. BCTG agreed to cause such Resale Registration Statement, or another shelf registration statement that includes the PIPE Financing Shares, to remain effective until the earliest of (x) the fourth anniversary of the Closing, (y) the date on which no PIPE Investor holds PIPE Financing Shares or (z) the first date on which each PIPE Investor is able to sell all of its PIPE Financing Shares under Rule 144 under the Securities Act without volume or manner of sale limitations and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(i) (or Rule 144(i)(2), if applicable). The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is attached hereto as Exhibits 10.1 and is each incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the consummation of the Transactions, BCTG changed its name to “Tango Therapeutics, Inc.” and adopted a certificate of incorporation and by-laws. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “Proposal 3—The Charter Amendment Proposal”, “Proposal 4—The Advisory Charter Proposals”, “Comparison of Corporate Governance and Stockholder Rights” and “Description of Securities After the Business Combination,” which are incorporated herein by reference. This summary is qualified in its entirety by reference to the text of New Tango’s certificate of incorporation and by-laws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New Tango is the successor issuer to BCTG and has succeeded to the attributes of BCTG as the registrant. In addition, the shares of Common Stock of New Tango, as the successor to BCTG, are deemed to be registered under Section 12(b) of the Exchange Act. Holders of uncertificated shares of BCTG’s common stock prior to the Closing have continued as holders of shares of uncertificated shares of New Tango’s Common Stock. After consummation of the Transactions, the Common Stock was listed on the Nasdaq Capital Market under the symbol “TNGX”, and the CUSIP number relating to the Common Stock was changed to 87583X 109. Holders of BCTG’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that New Tango is the successor to BCTG.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On August 10, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of New Tango dismissed WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective immediately.

The report of Withum on the financial statements of BCTG Acquisition Corp. (the Company’s legal predecessor) as of December 31, 2020 and for the period from May 21, 2020 through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from May 21, 2020 through December 31, 2020 and the subsequent interim period through August 10, 2021, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) within the period of Withum’s engagement and the subsequent interim period through August 10, 2021.

The Company has provided Withum with a copy of the disclosures it is making in this Item 4.01(a) of this Current Report on Form 8-K and requested that Withum furnish a letter addressed to the SEC stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree. A copy of Withum’s letter dated August 13, 2021 is filed as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

On August 10, 2021, the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. That engagement is effective immediately.

PwC served as independent registered public accounting firm of Old Tango prior to the Business Combination. During the period from May 21, 2020 through December 31, 2020 and the subsequent interim period through August 10, 2021, neither New Tango nor anyone on its behalf consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and a written report or oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal 1 - The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Upon the consummation of the Transactions, and in accordance with the terms of the Merger Agreement, each director and executive officer of BCTG ceased serving in such capacities and seven new directors were appointed to the Board. The Board was divided into three staggered classes of directors and each director was assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the year 2022 for Class I directors, 2023 for Class II directors and 2024 for Class III directors. Lesley Calhoun and Reid Huber were appointed as Class I directors, Malte Peters and Mace Rothenberg were appointed as Class II directors and Alexis Borisy, Aaron Davis and Barbara Weber were appointed as Class III directors.

Furthermore, following the consummation of the Transactions, the Board established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The members of our audit committee are Lesley Calhoun, Mace Rothenberg and Alexis Borisy, and Lesley Calhoun serves as the chairperson of the audit committee. The members of the compensation committee are Malte Peters, Mace Rothenberg and Alexis Borisy, and Malte Peters is the chairperson of the compensation committee. The members of the nominating and corporate governance committee are Reid Huber, Aaron Davis, and Lesley Calhoun, and Reid Huber is the chairperson of the nominating and corporate governance committee.

Descriptions of the compensation of the directors of Old Tango and of BCTG before the consummation of the Transactions are set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation of Tango” and “Executive Officers and Directors of BCTG—Executive Compensation,” respectively, and that information is incorporated herein by reference.

Following the Transactions, pursuant to New Tango’s non-employee director compensation policy, each non-employee director will receive an annual retainer of $40,000, an annual retainer of $30,000 for serving as the non-executive chair, an annual retainer of $15,000 for serving as the lead independent director, a $15,000 annual retainer for serving as the chair of the audit committee, a $10,000 annual retainer for serving as the chair of the compensation committee, a $8,000 annual retainer for serving as the chair of the nominating and corporate governance committee and a $7,500, $5,000 and $4,000 annual retainer for serving on the audit, compensation and nominating and corporate governance committee, respectively, to be paid quarterly in arrears and prorated based on the number of actual days served on the Board or applicable committee. In addition, each non-employee director will receive, on the date of New Tango’s annual meeting of stockholders, an annual grant of a stock option to purchase 40,000 shares of Common Stock that vests in 36 substantially equal monthly installments over three years from the grant date, and each new non-employee director will receive a stock option to purchase 80,000 shares of Common Stock which shall vest in 12 substantially equal monthly installments over one year from the grant date. The foregoing description of the non-employee director compensation policy does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Officers

Information with respect to New Tango’s executive officers after the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Management Of New Tango After The Business Combination,” which is incorporated herein by reference.

Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan

At the Special Meeting, BCTG stockholders considered and approved the Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”). The 2021 Plan allows us to make equity and equity-based incentive awards to officers, employees, non-employee directors and consultants. The Board anticipates that providing such persons with a direct stake in our company will assure a closer alignment of the interests of such individuals with those of New Tango and its stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

We have initially reserved 9,498,725 shares of Common Stock for the issuance of awards under the 2021 Plan (the “Initial Limit”). The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022, by 5.0% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the Board (the “Annual Increase”). This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in New Tango’s capitalization. The maximum aggregate number of shares of Common Stock that may be issued upon exercise of incentive stock options under the 2021 Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2022 and on each January 1 thereafter by the lesser of the Annual Increase or 4,749,362 shares of Common Stock.

A more complete summary of the terms of the 2021 Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal 6 - The Equity Incentive Plan Proposal”. That summary and the foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2021 Plan, which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Tango Therapeutics, Inc. Employee Stock Purchase Plan

At the Special Meeting, BCTG stockholders considered and approved the Tango Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). An aggregate of 949,873 shares is reserved and available for issuance under the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by (i) 1.0% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or (ii) 949,873 shares of Common Stock or (iii) such number of shares of New Tango’s Common Stock as determined by the administrator. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.

A more complete summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal 7 - The ESPP Proposal”. That summary and the foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the text of the ESPP, which is attached as Exhibit 10.6 hereto and incorporated herein by reference.

Employment Agreements

We are party to employment agreements with Barbara Weber, M.D., our President and Chief Executive Officer, Daniella Beckman, our Chief Financial Officer, and Alan Huang, Ph.D., our Chief Scientific Officer, each of our named executive officers. A description of the material terms of these agreements with Dr. Weber, Ms. Beckman and

Dr. Huang are described in the section titled “Executive and Director Compensation of Tango—Executive Compensation Arrangements” in the Proxy Statement/Prospectus and that description is incorporated herein by reference.

A description of the compensation of the named executive officers of Old Tango and the compensation of the executive officers of BCTG before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation of Tango” and “Executive Officers and Directors of BCTG - Executive Compensation,” respectively, and that information is incorporated herein by reference. Our executive officers are also eligible to receive bonuses under the Senior Executive Cash Annual Incentive Plan, which is filed herewith as Exhibit 10.11 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Following the Closing, on August 12, 2021, the Board considered and adopted a new a code of conduct (the “Code of Ethics”). The Code of Ethics applies to all of our directors, officers and employees. The foregoing description of the Code of Ethics is qualified in its entirety by the full text of the Code of Ethics, which is available in the “Investor” section of our website.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, New Tango ceased to be a shell company upon the Closing. The material terms of the Transactions are described in the section entitled “Proposal 1 - The Business Combination Proposal” of the Proxy Statement/Prospectus and in the information set forth under Item 2.01 in this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 9, 2021, BCTG held the Special Meeting at which BCTG stockholders voted on the proposals set forth below, each of which is described in detail in the Proxy Statement/Prospectus.

As of July 8, 2021, the record date for the Special Meeting, there were 21,377,250 shares of BCTG’s common stock issued and outstanding and entitled to vote. There were 17,735,830 shares of BCTG’s common stock represented by proxy at the Special Meeting. Each of the proposals described below was approved by BCTG’s stockholders. The final voting results for each proposal submitted to BCTG’s stockholders at the Special Meeting are set forth below.

PROPOSALS:

Proposal 1 — The Business Combination Proposal — to adopt the Merger Agreement and the Transactions.

For	Against	Abstain
17,721,821	14,009	0

Proposal 2 — The Nasdaq Proposal — to approve, (i) for purposes of complying with the listing rules of the Nasdaq Capital Market (“Nasdaq Rules”), Nasdaq Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding shares of BCTG common stock and the resulting change in control in connection with the Business Combination, and (ii) for the purposes of complying with Nasdaq Rules 5635(d) the issuance of more than 20% of the issued and outstanding shares of BCTG common stock in the PIPE Financing upon the completion of the Business Combination.

For	Against	Abstain
17,721,821	14,009	0

Proposal 3 — The Charter Amendment Proposal — to approve an amendment and restatement of BCTG’s certificate of incorporation.

For	Against	Abstain
17,721,821	14,009	0

Proposal 4 — The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in a proposed charter, as compared to BCTG’s then current charter, which, in accordance with SEC requirements, were presented as the following seven separate sub-proposals:

(1)	Advisory Charter Proposal A — to amend the name of the public entity to “Tango Therapeutics, Inc.” from “BCTG Acquisition Corp.”

For	Against	Abstain
17,721,821	14,009	0

(2)

Advisory Charter Proposal B — to authorize the issuance of up to 200,000,000 shares of Common Stock, and up to 10,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by New Tango’s board of directors.

For	Against	Abstain
15,421,041	2,314,639	150

(3)

Advisory Charter Proposal C — to provide that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of New Tango’s then-outstanding shares of capital stock entitled to vote generally in the election of directors.

For	Against	Abstain
14,820,641	2,915,189	0

(4)

Advisory Charter Proposal D — to make New Tango’s corporate existence perpetual as opposed to BCTG’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering if it does not complete a business combination in that time, and to remove from the proposed charter the various provisions applicable only to special purpose acquisition corporations.

For	Against	Abstain
17,721,821	14,009	0

(5)	Advisory Charter Proposal E — to provide that New Tango will not be subject to Section 203 of the General Corporation Law of the State of Delaware.

For	Against	Abstain
17,388,671	14,009	333,150
(6)	Advisory Charter Proposal F — to remove the provisions setting the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions.

For	Against	Abstain
17,389,071	14,159	332,600

(7)	Advisory Charter Proposal G — to increase the required vote thresholds for approving amendments to the proposed charter and bylaws to 66 2/3%.

For	Against	Abstain
14,821,641	2,914,189	0

Proposal 5 — The Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, Alexis Borisy, Aaron Davis, Reid Huber, Malte Peters, Lesley Calhoun, Mace Rothenberg and Barbara Weber, to serve on New Tango’s board of directors until their respective successors are duly elected and qualified.

For	Against	Abstain
17,721,821	0	14,009

Proposal 6 — The Equity Incentive Plan Proposal — to approve the 2021 Plan.

For	Against	Abstain
15,121,791	2,614,039	0

Proposal 7 — The ESPP Proposal — to approve the ESPP.

For	Against	Abstain
16,789,191	614,039	332,600

Proposal 8 — The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposal 1, Proposal 2, Proposal 3, Proposal 5, Proposal 6 or Proposal 7.

As there were sufficient votes to approve the above-referenced proposals, the Adjournment Proposal was not presented to BCTG’s stockholders at the Special Meeting.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated financial statements of Old Tango as of June 30, 2021 and for the three and six months ended June 30, 2021 and the related notes are set forth in Exhibit 99.2 filed herewith and are incorporated herein by reference.

The consolidated financial statements of Old Tango as of March 31, 2021 and for the three months ended March 31, 2021 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-32 and are incorporated herein by reference.

The audited consolidated financial statements of Old Tango as of and for the years ended December 31, 2020 and December 31, 2019, the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-50 and are incorporated herein by reference.

The consolidated financial statements of BCTG as of June 30, 2021 and for the three and six months ended June 30, 2021 and the related notes are set forth in Exhibit 99.3 filed herewith and are incorporated herein by reference.

The consolidated financial statements of BCTG as of and for the three months ended March 31, 2021 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

The audited consolidated financial statements of BCTG as of December 31, 2020 and for the period from May 21, 2020 through December 31, 2020 and the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-17 and are incorporated herein by reference.

(b) Pro forma financial information.

Certain unaudited pro forma condensed combined financial information is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1†	The Agreement and Plan of Merger, dated as of April 13, 2021, by and among BCTG Acquisition Corp., BCTG Merger Sub Inc., and Tango Therapeutics, Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus).

3.1	Second Amended and Restated Certificate of Incorporation of Tango Therapeutics, Inc. (incorporated by reference to Annex B to the Proxy Statement/Prospectus).

3.2	Amended and Restated By-laws of Tango Therapeutics, Inc. (incorporated by reference to Exhibit F of Annex A to the Proxy Statement/Prospectus).

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 8-K filed by the Registrant on April 14, 2021).

10.2*	Amended and Restated Registration and Stockholders Rights Agreement, dated August 10, 2021, by and among Tango Therapeutics, Inc. and the stockholders party thereto.

10.3	Form of Lock-Up Agreement (incorporated by reference as Exhibit D to Exhibit 2.1).

10.4*	Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan.

10.5*	Forms of Award Agreements under the Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan.

10.6*	Tango Therapeutics, Inc. 2021 Employee Stock Purchase Plan.

10.7*	Form of Executive Employment Agreement.

10.8*	Non-Employee Director Compensation Policy.

10.9*	Form of Indemnification Agreement (Directors).

10.10*	Form of Indemnification Agreement (Officers).

10.11*	Senior Executive Cash Annual Incentive Plan.

16.1	Letter from WithumSmith+Brown, PC as to the change in certifying accountant, dated August 13, 2021.

99.1*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tango Therapeutics, Inc. as of June 30, 2021 and for the three and six months ended June 30, 2021.

99.2*	Condensed Consolidated Financial Statements of Tango Therapeutics, Inc. as of June 30, 2021 and for the three and six months ended June 30, 2021 and the related notes.

99.3*	Condensed Consolidated Financial Statements of BCTG Acquisition Corp. as of June 30, 2021 and for the three and six months ended June 30, 2021 and the related notes.

99.4*	Unaudited Pro Forma Condensed Combined Financial Information as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGO THERAPEUTICS, INC.

By:	/s/ Barbara Weber
Name:	Barbara Weber
Title:	President and Chief Executive Officer

Date: August 13, 2021